AGREEMENT TO CONVERT DEBT

        THIS AGREEMENT is made and entered into this 18th day of October, 2001, by and between ONSOURCE CORPORATION, a Delaware corporation ("OnSource" or the "Company"), and MARIE KANGER, individually (Claimant").

WITNESSETH

        WHEREAS, OnSource has an outstanding account with or is otherwise obligated to Claimant in the particulars hereinbelow set forth; and

        WHEREAS, OnSource desires to satisfy that obligation by the issuance to Claimant of shares of OnSource $.001 par value Common Stock ("Common Stock"); and

        WHEREAS, Claimant is willing to accept said Common Stock in lieu of cash or money payment of OnSource's obligation to it;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinbelow set forth, and for such good and other valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the parties agree as follows:

SECTION I.:         CONVERSION OF DEBT

                A.         Claimant and OnSource affirm and agree that as of the date of this Agreement, OnSource is indebted to Claimant in an amount equal to $53,478.00.

                B.         Claimant, for itself, successors in interest and assigns, agrees to accept, as payment in full of $53,478.00 in outstanding open account (the "Indebtedness"), 35,652 shares of Common Stock of OnSource ("Common Shares"). It is understood that Claimant's acceptance of the Common Shares in payment of the Indebtedness shall not discharge or otherwise satisfy the outstanding indebtedness and obligation of OnSource to Claimant in excess of the Indebtedness.

                C.         Claimant agrees that upon delivery to it by OnSource of a certificate or certificates representing 35,652 Common Shares, said Common Shares being validly issued, fully paid and non-assessable, and Claimant's acceptance of such Common Shares, Claimant, for itself, successors in interest and assigns, agrees to release and forever discharge OnSource, its officers, directors, shareholders, affiliates, employees and agents, from any liability, payment or obligation whatsoever in connection with or arising out of the Indebtedness. Claimant's acceptance of such Common Shares shall constitute a full and complete release, settlement and discharge of any of OnSource's obligation to Claimant, in connection with the Indebtedness, without the necessity of Claimant executing any further documentation, release or settlement agreement; it being the express understanding of the parties hereto that this Agreement, upon its performance, shall constitute such evidence of release and discharge.

                D.         With respect to accepting the Common Shares in lieu of other forms of payment of the Indebtedness, Claimant represents and warrants as follows:

                        1.         Claimant fully understands and agrees that the Common Shares are offered by OnSource at a price which was arbitrarily determined without regard to any value of the Common Shares.

                        2.         Claimant fully understands that OnSource has a limited net worth.

                        3.         Claimant acknowledges receipt of such information as he deems necessary or appropriate as a prudent and knowledgeable investor in evaluating the conversion of the obligation. The Claimant acknowledges that OnSource has made available to him the opportunity to obtain additional information to evaluate his status as an unsecured creditor and the alternatives available to him. The Claimant acknowledges that he had an opportunity to ask questions of OnSource and to the extent he availed itself of such opportunity, he received satisfactory answers from OnSource, or its affiliates.

                        4.         Claimant understands that there exist inherent risks in accepting the Common Shares in lieu of payment of the obligation, which risks include, but are not limited to, the lack of liquidity of the Common Shares, and the Company's history of unprofitable operations. Claimant agrees to accept all risks associated with converting the Indebtedness and accepting the Common Shares in lieu of payment thereof.

SECTION II.:         REPRESENTATIONS AND WARRANTIES BY ONSOURCE

       OnSource represents and warrants to Claimant that, as of the date of this Agreement, and as of the date of closing:

                A.         Organization and Corporation Power.

                The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all required corporate power and authority to own its property and to carry on its business as now being conducted, and to carry out the transactions contemplated hereby.

                B.         Authorization.

                        1.         The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, violate any provision of any charter, by-law, mortgage, lien, lease, agreement, contract, instrument, order judgment, or decree to which the Company is a party, or by which it is bound, and will not violate any other restriction of any other kind or character of which Company is subject.

                        2.         The Board of Directors of the Company has taken or will take all action required by law, the Company's Articles of Incorporation and By-Laws, or otherwise, to authorize execution and delivery of this Agreement, the stock and the consummation of the transactions described herein.

                        3.         This Agreement, upon execution and delivery in accordance herewith, is the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to the terms of bankruptcy and similar laws, and any rules and regulations adopted thereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate and other action.

                C.         Capitalization.

                There are sufficient authorized shares of Common Stock of the Company to cover the issuance of all shares to be issued and sold pursuant to this Agreement. There are no restrictions on the transferability of shares of the Company's Common Stock imposed by or pursuant to the Company's Articles of Incorporation, as amended, or the Company's By-Laws, or by agreement to which the Company is a party, except for restrictions imposed by or on account of federal and state securities laws. The common shareholders of the Company have no preemptive rights with respect to the issue or sale of the Company's Common Stock.

SECTION III.:         REPRESENTATIONS AND WARRANTIES BY CLAIMANT

        Claimant represents and warrants to OnSource that, as of the date of this Agreement, and as of the date of closing, the following are true and accurate to its knowledge and belief:

               A.         No Other Information Relied Upon.

               Claimant represents, warrants and agrees that he has been afforded the opportunity to make, and has made, all such investigation of OnSource and its financial condition, business, affairs and prospects as it deems appropriate. Claimant acknowledges receipt of such information as it deems necessary or appropriate as a prudent and knowledgeable investor in evaluating the exchange of the shares. Claimant acknowledges that OnSource has made available to it the opportunity to obtain additional information to evaluate the merits and risks of this exchange. Claimant acknowledges that it has had the opportunity to ask questions of OnSource, and, to the extent it availed itself such opportunity, it received satisfactory answers from OnSource, its affiliates, associates, officers and directors.

                B.         Nature of the Risk.

                Claimant represents, warrants and agrees that it understands that OnSource's business is, by its nature, speculative; that Claimant is aware that the financial resources of OnSource are extremely limited and that it is very likely that the Company will require additional capital, and there is no assurance that such capital will be available if necessary; that Claimant is familiar with the high degree of risk that is involved in the Company's business, and that Claimant is financially able and willing to accept the substantial risk involved in such investment, including the risk of loss of the entire amount invested.

                C.         Unregistered Stock.

                Claimant represents that it understands that the OnSource stock has not been registered for sale under federal or state securities laws and that said securities are being issued to Claimant pursuant to a claimed exemption from the registration requirements of such laws which is based upon the fact that said securities are not being offered to the public. Claimant understands that in order to satisfy such requirement he must be acquiring the stock with no view to making a public distribution of said securities and the representations and warranties contained in this Section III are given with the intention that OnSource may rely thereon for purposes of claiming such exemption; and that he understands that he must bear the economic risk of his investment in the stock for a substantial period of time, because the stock has not been registered under the federal or state securities laws, and cannot be sold unless subsequently registered under such laws, or unless an exemption from such registration is available.

                D.         Stock Acquired for Investment; Limitations on Dispositions.

                Claimant represents that he is acquiring the stock for his own account and for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended. Claimant agrees that the stock will not be offered for sale, sold or otherwise transferred for value and that no transfer thereof will be made by the Claimant unless (a) a registration statement with respect thereto has become effective under the Securities Act of 1933, as amended, or (b) there is presented to the Company an opinion of counsel for Claimant reasonably satisfactory to the Company that such registration is not required, or (c) there is presented to the Company a letter from the Securities and Exchange Commission (said Commission having been informed of all relevant circumstances) to the effect that in the event either the stock is transferred by Claimant without such registration the Commission or the staff will not recommend any action. Claimant further agrees that the stock will not be offered for sale, sold or otherwise transferred unless, in the opinion of legal counsel for OnSource, such sale or disposition does not and will not violate any provisions of any federal or state securities law or regulation. Claimant consents that any transfer agent of the Company may be instructed not to transfer any of the stock unless it receives satisfactory evidence of compliance with the foregoing provisions and that there may be endorsed upon any certificates (or instruments issued in substitution therefor), the Company's regular legend regarding the sale of restricted securities.

SECTION IV.:         REGISTRATION RIGHTS

                A.         Subject to the various provisions of this paragraph, if at any time the Company proposes to register any of its Common Stock under the Securities Act of 1933, as amended (the "Act") in connection with the public offering of such securities solely for cash on a form that would also permit the registration for resale by the Claimant of the Common Stock, the Company shall promptly give Claimant written notice of such determination, and the Company, subject to the provisions of this Paragraph IV, shall use its best efforts to cause to be registered for resale under the Act all of the Common Stock owned by Claimant.

                 (b)         In connection with any offering involving an underwriting of shares being issued by the Company as described in Paragraph IV.A above, the Company shall not be required under Paragraph IV.A hereof to include Claimant's Common Stock in such underwriting unless he accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the written opinion of the underwriters, jeopardize the success of the offering by the Company. If the total number of shares of Common Stock to be included in such offering is an amount of securities that the underwriters state in their written opinion jeopardizes the success of the offering, the Company shall only be required to include in the offering so many of the shares of Common Stock as the underwriters opine (in writing) will not jeopardize the success of the offering, subject to the following provisions and exceptions:

                 (c)         Except as provided in Paragraph IV.D below, all limitations on the number of shares of Common Stock to be included in the applicable underwriting shall be pro rata with respect to the number of shares of Common Stock entitled to participate in the registration. If Claimant disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriters, and any shares excluded or withdrawn from such underwriting shall be withdrawn from registration.

                 (d)         Notwithstanding any provision to the contrary elsewhere herein; (i) if Directors and Officers of the Company elect to include any shares of Common Stock held by them in any registration effected by the Company as described in Paragraph IV.A hereof, then such shares, subject to the underwriters' opinion and percentage limitations described in Paragraph IV.D(ii) immediately following, shall be considered entitled to "piggyback registration" rights under Paragraph IV.C hereof, and (ii) if the underwriters for an underwriting contemplated under Paragraph IV.A hereof determine that marketing factors permit the registration of securities other than those offered for the Company's account in such underwriting ("Piggybacked Securities"), the registration rights granted elsewhere herein to the Claimant shall apply to such number of the registrable securities requested to be registered by such Directors and Officers.

                 (e)         In connection with the preparation and filing of the Registration Statement pursuant to Paragraph IV.A or IV.E, the Company agrees to (i) use its best efforts to cause such Registration Statement to become and remain effective; (ii) prepare and file with the SEC such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective for not less than ninety (90) days; (iii) furnish to the Claimant such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as Claimant may reasonably request in order to facilitate the disposition of the shares of Common Stock; and (iv) use its best efforts to register and qualify the shares of Common Stock covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be identified by the Claimant for the distribution of the securities covered by the Registration Statement.

                 (f)         All expenses incurred in connection with the registration, offering and distribution of the shares of Common Stock including fees and disbursements of counsel, shall be borne by the Company, including, without limitation, Securities and Exchange Commission filing fees, Blue Sky filing fees, printing costs, accounting fees costs, transfer agent fees, and any other miscellaneous costs and disbursements. Each Claimant participating in the registration shall be liable for any and all underwriting discounts, brokerage commissions or other fees or expenses incurred in connection with the sale or other disposition by Claimant of the shares of Common Stock covered by the Registration Statement.

                 (g)         To the extent permitted by law, Claimant will indemnify and hold harmless the Company, and its directors, officers, employees, agents and representatives, as well as its controlling persons (within the meaning of the Act) against any losses, claims, damages, liabilities, or expenses, including without limitation, attorney's fees and disbursements, which arise out of or are based upon any violation by any Claimant of the Act or under the Securities Exchange Act of 1934, or any rule or regulation promulgated thereunder applicable to any Claimant, or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission, or alleged omission was made in such Registration Statement in reliance upon and in conformity with information furnished by Claimant in writing, expressly for use in connection with such Registration Statement.

                 (h)         To the extent permitted by law, the Company will indemnify and hold harmless Claimant, its officers, directors, employees, agents, and representatives, against any losses, claims, damages, liabilities, or expenses, including without limitation attorneys' fees and disbursements, to which Claimant may become subject under the Act to the extent that such losses, claims, damages or liabilities arise out of or are based upon any violation by the Company of the Act or under the Securities Exchange Act of 1934, or any rule or regulation promulgated thereunder applicable to the Company, or arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of any violation by the Company of any rule or regulation promulgated under the Act applicable to the Company and relating to action or inaction required of the Company in connection with such Registration Statement; provided, however, that the indemnity agreement contained in this paragraph shall not apply to any loss, damage or liability to the extent that same arises out of or is based upon an untrue statement or omission made in connection with such Registration Statement in reliance upon and in conformity with information furnished in writing expressly for use in connection with such Registration Statement by Claimant.

                 (i)         Claimant undertakes to comply with all applicable laws governing the distribution of securities in connection with Claimant's sale of OnSource Common Stock, including, without limitation, Regulation M under the Securities Exchange Act of 1934, and to notify the Company of any changes in Claimant's plan of distribution, including the determination of the public offering price and any dealer concession or discount so that the Company can sticker or amend the Registration Statement as the Company deems appropriate in its sole discretion.

SECTION V.:         MISCELLANEOUS

                A.         Payment of Expenses of Prevailing Party in Dispute.

                Unless otherwise specifically provided for herein, in the event that there is a dispute concerning this Agreement, including, without limitation, the issue of compliance with any term of this Agreement, the court may in its discretion, direct that the prevailing party shall be entitled to reimbursement from the other party of reasonable attorneys' fees and other expenses incurred in resolving the said dispute.

                B.         Survival and Incorporation of Representations.

                The representations, warranties, covenants and agreements made herein or in any certificates or documents executed in connection herewith shall survive the execution and delivery thereof, and all statements contained in any certificate or other document delivered by the Company hereunder or in connection herewith shall be deemed to constitute representations and warranties made by the Company in this Agreement.

                C.         Amendments and Waivers.

                This Agreement may not be amended, nor may compliance with any term, covenant, agreement, condition or provision set forth herein be waived (either generally or in a particular instance and either retroactively or prospectively) unless such amendment or waiver is agreed to in writing by all parties hereto.

                D.         Governing Law.

                This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Colorado.

                E.         Counterparts.

                This Agreement may be executed by telex, telecopy or other facsimile transmission, and such facsimile transmission shall be valid and binding to the same extent as if it were an original. Further, this Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one agreement.

                F.         Severability.

                Wherever there is any conflict between any provision of this Agreement and any statute, law, regulation or judicial precedent, the latter shall prevail, but in such event the provisions of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring it within the requirement of the law. In the event that any part, section, paragraph or clause of this Agreement shall be held by a court of proper jurisdiction to be invalid or unenforceable, the entire Agreement shall not fail on account thereof, but the balance of the Agreement shall continue in full force and effect unless such construction would clearly be contrary to the intention of the parties or would result in unconscionable injustice.

                G.         Entire Agreement.

                This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof. There are no representations, warranties, conditions, or obligations except as herein specifically provided. Any amendment or modification hereof must be in writing.

        IN WITNESS WHEREOF, the parties have signed the Agreement the date and year first above written.
ONSOURCE CORPORATION, a Delaware corporation
Attest:
______________________________________	By:___________________________________
Secretary	Frank L. Jennings, President

CLAIMANT:
_______________________________________
MARIE KANGER